Exhibit 10.1

LEASE AGREEMENT

LEASE dated as of the 17th of December, 2013 between 257 Simarano Drive, LLC, Brighton Properties, LLC, Robert Stubblebine 1, LLC and Robert Stubblebine 2, LLC, all being limited liability companies organized and existing under the laws of the Commonwealth of Massachusetts with a mailing address c/o O’Brien Commercial Properties, Inc., 5 Mount Royal Avenue, Marlborough, Massachusetts 01752 (hereinafter referred to collectively as the “Landlord”), and RXi Pharmaceuticals Corporation, 1500 West Park Drive, Westborough, Massachusetts (hereinafter referred to as the “Tenant”).

1. PREMISES:

(A) In consideration of the rents, agreements and conditions herein reserved and contained on the part of Tenant to be paid, performed and observed, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term herein set forth, certain premises located at 257 Simarano Drive, Marlboro, Massachusetts containing approximately 7,581 rentable square feet of rentable floor area and having dimensions approximately as shown upon Exhibit B (herein referred to as “the Demised Premises”) [which includes the Tenant’s prorated allocation of building common areas.] The space is comprised of 6,981 rentable square feet, known as suite #101 currently occupied by Pointcare and 600 rentable square feet known as suite #104 formerly occupied by Jaimie Hood. The common area factor (add-on factor) is 11.24%. of floor area in the building. The Demised Premises are situated in the “Main Building” which building consists of 54,598 square feet; Two (2) other smaller buildings known as the “Annex Buildings” are adjacent consist of 14,100 rentable square feet in total. All three (3) collectively are the “Buildings”.

The ‘‘Main Building” and ‘‘Annex Buildings” are all situated upon a certain parcel of land known as 257 Simarano Drive, Marlborough, Massachusetts. The total size of all three buildings on the “Entire Parcel” is 68,698 rentable square feet. Said parcel of land is shown as Lot I upon Exhibit A attached hereto and made a part hereof and is herein referred to as ‘‘the Entire Parcel”. The Landlord reserves its right to reduce the size of the entire parcel including but not limited to removing by conveyance or otherwise the undeveloped Lot 2 as shown on Exhibit A from said Entire Parcel. The Demised Premises are situated within, (hereinafter referred to as “the Main Building”), shown on Exhibit “A” and said Demised Premises are shown outlined by a bold yellow line upon said Exhibit B. For purposes of this Lease, dimensions are measured from the outside of exterior walls and the center of interior walls. It is understood and agreed that Exhibit B is intended only to show the approximate size and location of the Demised Premises, the Building and the Entire Parcel and for no other purpose.

(B) The Demised Premises are demised and with the benefit of and subject to, the nonexclusive rights of Landlord, Tenant and other tenants of the Building and the Main Building and all persons having business with any of them, to use, in common, the parking areas, electrical rooms, lavatories, hallways, loading dock, loading door, entrances, vestibules, traffic lanes and walkways upon the Entire Parcel for the purposes of parking and access, on foot and by vehicle not exceeding the weight for which the same were constructed and for no other purpose, except for any exclusive areas Landlord shall reserve for the parking of trucks specifically designated by Landlord. Landlord reserves the right, from time to time, to change the size and configuration of said parking areas, traffic lanes and walkways and to temporarily (for a reasonable period of time) close all or any part thereof to prevent a dedication thereof or to prevent the accrual of any rights of any person or the public therein. Tenant shall have use of the parking areas for its employees and visitors to park passenger vehicles on a non-exclusive, first come first served basis on the Entire Parcel.

2. TERM: The term of this Lease shall be the period of five (5) years, commencing on April 1, 2014 (herein referred to as “the Commencement Date”), and expiring March 31, 2019 (hereinafter referred to as the “Expiration Date”).

3. MINIMUM RENT: The Tenant shall pay Landlord rent at the rate of One Hundred Seven Thousand Seven Hundred Nine Dollars and Fifty Cents ($107,709.50) per year, in equal monthly installments of Eight Thousand Nine Hundred Seventy Five Dollars and Seventy Nine Cents ($8,975.79) which minimum rent or additional rent shall be paid monthly, in advance, on the first day of each and every calendar month during the term of this lease. Rent for any fraction of a month at the commencement or expiration of the term of this lease shall be prorated. Minimum rent for suite #101 is calculated as the Base Rent of $9.95 per square foot plus current Operating Expenses and real estate taxes estimated at $3.76 per rentable square foot, multiplied by the 6,981 rentable square foot area of rentable space, as referenced in section 1 (see Exhibit C for a current breakdown). Minimum rent for suite #104 is $20.00 per rentable square feet (including estimated Operating Expenses and real estate taxes as set forth above) multiplied by 600 rentable square foot area of rentable space as referenced in Section 1. Utilities are also included in this rent and paid by landlord. All payments of rent (minimum and additional) shall be made payable to Landlord and shall be sent to Landlord at the address hereinafter provided for the giving of notice to Landlord or to such other person or address as Landlord shall from time to time designate by notice to Tenant. Tenant shall pay Landlord any excess annual Minimum Rent due for the portion of such additional period then so expired, in each case, paid monthly, in advance, on or before the first (1st) day of each calendar month, in equal monthly installments of one-twelfth the annual rate thereof then in effect.

4. REAL ESTATE TAXES:

(A) Tenant shall pay, as additional rent, (7,581/68,698 or 11%) of the real estate taxes upon the Buildings land, yard and improvements upon the Building for each tax year during the term hereof in excess of One Hundred Thousand Four Hundred Twelve Dollars and Fifty Seven Cents ($100,412.57) per year, and a pro rata portion thereof for each tax year, in which the term hereof commences and terminates. Tenant shall pay the amount of such excess to Landlord, on account, in equal monthly installments of one-twelfth (l/l2th) the amount thereof estimated by Landlord to be payable by Tenant on the basis of the immediately preceding tax year, payable in monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease and a pro rata portion thereof for any fraction of a month at the commencement or termination of the term. In the event the Landlord estimated the amount of excess real estate taxes to be paid by the Tenant, the Landlord shall after the close of the tax year submit to Tenant a computation of the amount actually payable by Tenant under this Section (A) for such year, and if the amount paid by Tenant for such year on account as aforesaid shall be less than the amount actually payable therefore as computed by Landlord, then Tenant shall pay the amount of the deficiency, if any, to Landlord within ten (10) days after receipt of such computation and if the amount paid by Tenant for such year as aforesaid shall exceed the amount actually payable therefore as computed by Landlord, then Tenant may recoup the amount of the excess by withholding such amount from the next succeeding monthly payments due from Tenant under this Section (A) until thereby repaid in full.

(B) Tenant shall pay all taxes, not including landlord’s income taxes allocable to its leasehold interest, to its signs and other property in and upon the Demised Premises, and to the rentals payable under this Lease. Tenant shall also pay all taxes allocable to any improvements made by Tenant to the Demised Premises. The expression “real estate taxes” shall include betterment assessments and all taxes and assessments levied, assessed or imposed as a substitute therefore, or in lieu of, the whole or any part of the real estate taxes upon the Entire Parcel. Tenant shall pay timely and shall not be responsible for penalties and/or interest to landlord’s sole delinquency. Landlord shall not pass on increases in real estate taxes as a result of excess improvements on the annex buildings which tenants may not benefit from.

5. ADVANCED RENT, SECURITY DEPOSIT:

(A) The Landlord acknowledges that it has received from Tenant the sum of Seventeen Thousand Nine Hundred Fifty One Dollars and Fifty Eight Cents ($17,951.58) (hereinafter referred to as the “Security Deposit”) as security for the payment of rents and the performance and observance of the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance, Landlord may, at its option and without prejudice to any other remedy which Landlord may have as result thereof, apply said sum or any part thereof towards the curing of any such default or defaults and/or towards compensating Landlord for any loss or damage arising from any such default or defaults. The Security Deposit is equal to two (2) months of Minimum Rent. Upon the yielding up of the Demised Premises at the expiration or other termination of the term of this lease, if Tenant shall not then be in default or otherwise liable to Landlord, said sum or the unapplied balance thereof shall be returned to the Tenant within thirty (30) days of the end of the lease term. It is understood and agreed that Landlord shall always have the right to apply said sum, or any part thereof, as aforesaid in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying said sum or any part thereof. No interest shall be payable on said sum or any part thereof. If Landlord shall apply said sum or part thereof as aforesaid, Tenant shall, upon demand, pay to Landlord the amount so applied by Landlord to restore the security to its original amount. Said sum shall not be mortgaged, assigned or encumbered by Tenant without prior consent of Landlord. Whenever the holder of Landlord’s interest in this Lease, whether it be the Landlord named in this Lease or any transferee of said Landlord, immediate or remote, shall transfer its interest in this Lease, said holder may pay to its transferee said sum or the unapplied balance thereof, and thereafter such holder shall be released from any and all liability to Tenant with respect to said sum or its application or return, it being understood and agreed that Tenant shall thereafter look only to such transferee with respect to said sum, or its application or return provided Landlord presents satisfactory evidence of said transfer. Landlord shall provide tenant reasonably detailed accounting history of security deposit within ninety (90) days of tenant’s request.

(B) Said Security deposit is held by Landlord as security for the Tenant’s obligations stated herein including but not limited to as security for any necessary repairs and restorations of the Demised Premises that the Tenant failed to complete upon vacating the Demised Premises. Said Security Deposit shall not be used as a credit for rent.

6. PHYSICAL CONDITION: On or before the commencement date, Landlord shall deliver possession of the Demised Premises to Tenant in whatever “as is” condition the Demised Premises may be in, except as stated in Section 33 of this Lease. Landlord acknowledges that the Demised Premises, shall be in the same condition as it is now with the additional improvements listed on Exhibit E and Entire Parcel, and all improvements thereon, have been inspected by Tenant, and are in condition acceptable to Tenant and suitable for the purposes and uses intended by Tenant and Landlord. Landlord has made no representations or warranties whatsoever regarding the condition thereof, except as set forth herein.

7. UTILITIES:

(A) Tenant shall pay all charges for heat, air conditioning, gas, electricity and other utilities used by the Demised Premises. Electricity is privately metered by Landlord and payable directly to the Landlord as a reimbursement. In the event that electricity is metered privately by Landlord, Tenant shall, within ten (10) days after delivery to Tenant of invoices in each case of said privately metered electricity, reimburse Landlord the cost to the Landlord for said electricity. The Tenant shall pay to the Landlord a ten percent (10%) late fee for any utility reimbursements that are not received within ten (10) days after Tenant has been billed for reimbursement. Tenant acknowledges that natural gas and electricity provided to the Tenant’s Demised Premises is the Tenant’s responsibility and not included as part of the common area charges. Natural gas for heat is separately metered for suite #101 and paid by tenant directly to the gas provider. There shall be no gas and/or electricity charges to Tenant for suite #104.

(B) Water and Sewer charges are included in the base year expense budget.

8. REPAIRS:

(A) Landlord shall during the term of this Lease make all necessary repairs or alterations to the structural portion of the Buildings, defined as the foundation, roof, exterior walls, structural columns and structural beams and shafts, at its sole cost. Landlord shall also maintain, keep clean, safe and orderly, and repair and replace as necessary all common areas (including salting, sanding and snow removal from all parking areas, sidewalks, common entry ways and access roads to the Demised Premises). Notwithstanding the foregoing, if any of said repairs or alterations shall be made necessary by reason of repairs, installations, alterations, addition or improvements made by Tenant or anyone claiming under, Tenant, by reason of the fault or negligence of Tenant or anyone claiming under Tenant, by reason of a default in the performance or observance of any agreements, conditions or other provisions on the part of Tenant to be performed or observed hereunder, by reason of any vehicles damaging the Demised Premises or by reason of any special use to which the Demised Premises may be put, Tenant shall make all such repairs or alterations as may be necessary, should the party at fault be found to be affiliated with Tenant except as otherwise required under Article 13 (A). Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless Landlord shall have made such repairs or alterations or performed such other act negligently. The Landlord’s liability shall be limited to the cost of making such repairs or alterations or performing such other act. As used in this Lease, the expressions “exterior walls” and “roof” do not include rooftop heating and/or air conditioning units serving the Demised Premises exclusively or glass, windows, doors, window sashes or frames, door frames or sign belt.

(B) Tenant shall during the term of this lease make all repairs and alterations to the Demised Premises which Tenant is required to maintain and or replace as hereinafter set forth, which may be necessary to maintain the same in good order, repair and condition, or which may be required by any laws, ordinances, regulations or requirements of any public authorities having jurisdiction subject only to the provisions of Articles 13 and 14; and Tenant shall upon the expiration or other termination of the term of this lease remove its property and that of all persons claiming under it and shall yield up peaceably to Landlord the Demised Premises and all property therein other than property of Tenant or persons claiming under Tenant, broom clean, and in good order, repair and condition, and subject only to the provisions of Articles 13 and 14 and shall then surrender all keys for the Demised Premises and shall inform Landlord of all combinations on locks and safes. The property which Tenant is required to maintain is the Demised Premises and every part thereof, including without limitation, (I) the floor slab, and all walls, floors and ceilings, (II) the heating, ventilating air conditioning system and all utilities (water, gas, electricity and sewerage) conduits, fixtures, lamps, ballast, and light bulbs, meters and equipment to the extent the same serve the Demised Premises (III) all glass, windows, doors, window sashes and frame, and door frames, and (IV) Tenant shall at all times keep in full force and effect full (all labor and materials included) service and maintenance contract, approved by Landlord, for the heating, ventilating, air conditioning system of the Demised Premises. Landlord may, at its option, reserve the right to be the contractor providing the above services and maintenance contracts and charge the Tenant for such cost at rates similar to those prevailing in the industry and approved by tenant which will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall not be under any obligation to make repairs or alterations to the foundation, roof, exterior walls, floor slab (except to the extent that the Tenant has caused damage), structural columns or structural beams of the Demised Premises or to make any repair or assume any responsibility of Landlord under Section (A) of this Article, except to the extent provided in Section (A) of this Article. Tenant specifically agrees to replace all glass on the Demised Premises damaged with glass of the same kind and quality. Tenant also shall keep the Demised Premises attractive in appearance. So-called patch-paint jobs by Tenant shall be unacceptable. Not excepting any of the above, landlord shall be responsible for the maintenance of the HVAC system for suite 104.

9. OPERATING EXPENSES AND OUTDOOR AREAS:

(A) Landlord will manage and professionally maintain the Entire Parcel. If Landlord’s total annual operating cost of owning and maintaining the property including but not limited to roof and building repairs, mechanical and electrical systems serving common areas or the overall buildings, landscaped and parking areas of the entire parcel, sidewalks and traffic lanes thereof, including, without limitation, mowing, raking, fertilizing, pruning, trimming, mulching, other various exterior clean up and repairs, replacement of light bulbs and photo cells, sweeping of paved areas, re-striping of parking spaces, seal coating and crack sealing of paved surfaces, repairing damaged paving, berms and curbs, cleaning and repairing catch basins and drainpipes, operating and maintaining lawn sprinklers, removing snow, ice and refuse from the parking areas, traffic lanes and sidewalks, including salting and sanding of the parking lot and sidewalks and all Landlord’s costs of owning and maintaining the Entire Parcel and common areas and real estate management fees, for any calendar year (“Operating Expense”) shall exceed Ninety Eight Thousand Six Hundred Seventy Dollars ($98,670), (see Exhibit C attached hereto and made a part hereof, for estimated expense budget for calendar year 2013 estimated budget of Landlord’s known expenses and Tenant’s pro rata share) otherwise known as the “Operating Expense Base”, then, Tenant shall pay 7,581/68,698 or 11% of such excess (hereinafter referred to as the “Operating Expense Overage”) to Landlord upon demand as additional rent. For the calendar year during which the term of this Lease shall commence and terminate, Tenant shall pay above pro rata portions of such excess. The actual bills and/or rental offset by on site landscape contractor, with respect to the amount any such excess shall be conclusive and finally determinative for purposes hereof. Tenant shall, within ten (10) days after delivery to Tenant of invoices in each case, reimburse Landlord the cost to Landlord for said Operating Expense Overage. Billing shall include an updated version of Exhibit C. Tenant shall have right to audit Landlord’s statement within three (3) months of billing and upon timely and full payment by Tenant.

(B) If Landlord’s total annual operating cost of owning, insuring and maintaining the Building, including but not limited to common rubbish removal, janitorial services and supplies for the Main Building, utilities and alarm services and repairs serving the common areas and water and sewer serving the Main Building for any calendar year (“Operating Expense”) shall exceed Forty Seven Thousand Eight Hundred and Ten Dollars ($47,810) (see Exhibit C attached hereto and made a part hereof, for estimated expense budget for calendar year 2013 estimated budget of Landlord’s known expenses, and Tenant’s pro rata share), otherwise known as the “Operating Expense Base”, then, Tenant shall pay 7,581/68,698 or 11% of such excess. For the calendar year hereinafter referred to as the “Operating Expense Overage” to Landlord upon demand as additional rent during which the term of this Lease shall commence and terminate, Tenant shall pay above pro rata portions of such excess. For the calendar year during which the term of this Lease shall commence and terminate, Tenant shall pay above pro rata portions of such excess. The actual bills and/or rental offset by on site landscape contractor, with respect to the amount any such excess shall be conclusive and finally determinative for purposes hereof. Tenant shall, within ten (10) days after delivery to Tenant of invoices in each case, reimburse Landlord the cost to Landlord for said Operating Expense Overage.

(C) Tenant shall allow any exterior lights upon the Demised Premises to remain in operation as determined by the photo cells or timers attached thereto by Landlord.

(D) Tenant shall not make any use, nor permit its employees or contractors to make any use, of the outdoor areas of the Entire Parcel or of the streets and driveway abutting the Demised Premises which shall damage such streets or driveways, including, without limitation, the overloading thereof.

10. ALTERATIONS:

(A) Tenant agrees that neither Tenant nor anyone claiming under Tenant shall make any installations, alterations, additions or improvements to or upon the Demised Premises, except only the installation of fixture necessary for the conduct of its business, without the prior written consent of Landlord and except for non-structural alterations to the interior of the Building costing, in the aggregate, One Thousand

Dollars ($1,000.00) or less. Notwithstanding any alteration to which Landlord may hereafter, in its sole discretion, consent, Tenant shall restore the Demised Premises to the same condition as the Demised Premises were in upon commencement of the term unless otherwise requested in writing by Landlord. Tenant shall not bring any additional electrical service into the Demised Premises unless it is brought in underground over a route first approved by Landlord and unless Tenant restores the surface of the ground and other disturbed areas to the reasonably same condition that existed prior to the installation thereof. All installations, alterations, additions and improvements made to or upon the Demised Premises, whether made by Landlord or Tenant or any other person (except only sign and movable trade fixtures installed in the Demised Premises prior to or during the term of this Lease at the sole cost of Tenant or any person claiming under Tenant shall be deemed part of the Demised Premises and upon the expiration or other termination of the term of this Lease shall be at the Landlord’s sole discretion either fully restored in accordance with the above provisions of this paragraph or surrendered with the Demised Premises as a part thereof without disturbance, molestation or injury. Movable trade fixtures shall include trade fixtures and other installations not affixed to the realty and trade fixtures and other installations affixed only by nails, bolts or screws with the prior permission of Landlord.

(B) Tenant shall procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord shall cooperate with Tenant in obtaining such permits. Tenant agrees that all repairs, installations, alterations, additions, improvements and removals done by Tenant or anyone claiming under Tenant shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the demised premises shall not be endangered or impaired thereby, and that Tenant shall repair any and all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, without limitation, the filling of holes. Tenant shall pay promptly when due all charges labor and materials in connection with any work done by Tenant or anyone claiming under Tenant to or upon the Demised Premises so that the Demised Premises shall at all times be free of liens. Tenant shall hold Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to persons or property caused by or resulting from the doing of any such repairs, installations, alterations, additions, improvements and removals. Landlord agrees with regard to work, that it does under the terms of the Lease, that Landlord shall save Tenant harmless from, and indemnify Tenant against, any and all claims for injury, loss or damage to persons or property caused by or resulting from the doing of any such repairs, installations, alterations, additions, improvements and removals resulting from work done by Landlord hereafter.

If any mechanic’s lien or other liens, charges or orders shall be filed against the whole or any part of the Demised Premises as the result of the acts or omissions of Tenant or anyone claiming under Tenant or any claim against Tenant, Tenant shall cause the same to be canceled and discharged of record, or fully bonded by bonding company satisfactory to Landlord, within ten (10) days after notice of filing thereof.

11. USE: Tenant agrees that during the term of this Lease, Demised Premises shall be used and occupied only for research, design, production and warehouse/distribution space and for no other purpose without the prior written consent of Landlord. The Tenant agrees to indemnify, hold harmless and defend the Landlord, its successors and assigns, from and against any loss, damage, claims, expenses, liabilities or judgments in connection with contamination for which the Tenant is responsible or that results from the failure of the Tenant to carry out its obligation under the Lease. Tenant agrees that during the term of this Lease and, notwithstanding anything in the immediately preceding sentence contained to the contrary: no use may be made of the Demised Premises by Tenant, IRS agents, employees, visitors, vendors, contractors, etc. which may reasonably be expected to attract parking, loading or unloading in excess of the facilities constructed therefore upon the Entire Parcel; neither Tenant nor any person claiming under Tenant shall impede ingress or egress to, or use of, the loading areas of the Entire Parcel;

no nuisance or waste shall be permitted in, upon or about the Demised Premises; no use or business shall be permitted or conducted in, upon or about the Demised Premises which shall be unlawful, improper, noisy or offensive, or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction; the Demised Premises including, without limitation, any of the mechanical systems thereof, shall not be overloaded, damaged or defaced; Tenant shall not drill or make any holes in the stone or brickwork or any of the walls or ceilings of the Demised Premises; the utility conduits in the Demised Premises shall not be overloaded or used for any purposes other than the purposes for which originally constructed; no foreign objects shall be deposited in the plumbing facilities of the Demised Premises by tenant, its agents, employees, visitors, vendors, contractors, etc.; no ladders shall be placed against the flashing upon the perimeter of the Building; Tenant shall not permit the emission of any objectionable noise, smoke, fumes, dust or odor from the Demised Premises; Tenant shall procure all licenses and permits which may be required for any use made of the Demised Premises; all waste and refuse shall be stored in and removed from the Demised Premises in accordance with rules and regulations therefore as may be prescribed by Landlord; and no sign may be installed upon the Demised Premises which is visible from the exterior of the Building. The Landlord shall provide Tenant with signage on the Building’s directories.

12. INDEMNITY AND INSURANCE:

(A) During the term of this Lease, and at any other time while Tenant or any person claiming under Tenant shall be upon the Entire Parcel, Tenant shall to the extent permitted by law, hold Landlord harmless from, and defend and indemnify Landlord against any and all injury, loss or damage, and any and all claims for injury, loss or damage, of whatever nature (i) caused by or resulting from, or claimed to have been caused by or to have resulted from any act, omission or negligence of Tenant or any person claiming under Tenant (including without limitation, sub-Tenants of Tenant and employees and contractors of Tenant and its sub-Tenants) no matter where occurring, and (ii) occurring in, upon or about the Demised Premises or in connection with the use, occupancy or control thereof, no matter how caused excluding acts of God. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any and such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof (iii) except if caused by the direct wrongful acts of the Landlord, hereafter, if Tenant or any person claiming under Tenant or the whole or any part of the property of Tenant or any person claiming under Tenant shall be injured, lost or damaged by theft, fire, water, or steam or in any other way or manner, whether similar or dissimilar to the foregoing, then, to the extent permitted by law, no part of said injury, loss or damage shall be borne by Landlord, its employees or its agents.

(B) Tenant shall maintain and pay for general comprehensive public liability insurance, with respect to the Demised Premises and its appurtenances, issued by an insurance company approved by Landlord, naming Landlord and Tenant and any designees of Landlord as additional named insureds, in amounts of not less than One Million dollars ($1,000,000.00) with respect to injuries to any one person and not less than Two million dollars ($2,000,000.00) with respect to injuries suffered in any one accident and not less than One Million Dollars ($1,000,000) with respect to property, or such greater amounts as shall be reasonably required the holder of any mortgage upon the Demised Premises or premises of which the Demised Premises are a part. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof, at least fifteen (15) days prior to the commencement of the term of this Lease and each renewal policy or certificate thereof in form acceptable to Landlord, at least fifteen (15) days prior to the expiration of the policy it renews. All such insurance policies shall provide that such policies shall not be cancelled or changed without at least fifteen (15) days notice to Landlord.

13. FIRE AND OTHER CASUALTY:

(A) If the Demised Premises shall be damaged or destroyed by fire or other casualty, then Tenant shall give notice thereof to Landlord and except as hereinafter otherwise provided, Landlord shall, within reasonable time thereafter, repair or restore the Demised Premises to substantially the same condition the Demised Premises were in prior to such casualty and capable of being and for the uses permitted hereby. Notwithstanding the foregoing, Landlord shall not be obligated to spend for such repairs and restoration any amount in excess of such insurance proceeds, if any, as shall be paid to Landlord as the result of such damage or destruction, and subject to the prior rights thereto, if any, of any mortgagees. If the damage to the Demised Premises should be so extensive as to render the whole or any part thereof untenable or unsuitable for use and occupancy by Tenant for the uses permitted hereunder, a just proportion of the Minimum Rent, Real Estate Taxes and Operating Expenses, according to the nature and extent of the injury to the Demised Premises, shall be suspended or abated until occupancy of the Demised Premises shall be repaired or restored as provided in the first sentence of this Section (A). It is agreed and understood that if during the term of this Lease either the Demised Premises or the Building shall be damaged or destroyed as aforesaid to the extent of twenty-five percent (25%) or more of their insurable value, Landlord, at its election, may terminate the term of this Lease by a notice to Tenant within thirty (30) days after such damage or destruction. It is also agreed and understood that if during the last six (6) months of the term of this Lease the Demised Premises shall be damaged or destroyed as aforesaid to the extent of twenty-five percent (25%) or more of their insurable value, Tenant at its election, may terminate the term of this Lease by a notice to Landlord within thirty (30) days after such damage or destruction. In the event of any termination of the term of this Lease pursuant to the provisions of this Article, the termination shall be effective upon the fifteenth (15th) day after the giving of the notice of termination. A just proportion of the Minimum Rent, Real Estate Taxes and Operating Expenses, according to the nature and extent of the injury to the Demised Premises, shall be suspended or abated until the time of termination, and Minimum Rent shall be apportioned as of the time of termination. If Landlord is required or elects to repair or restore the Demised Premises as hereinabove provided, then Tenant shall, subject to the conditions hereof, resume its business therein. If Landlord shall not substantially complete repair and restoration of the Demised Premises the extent required under this Section (A) on or before the fifteenth (15th) day following the occurrence of such casualty (hereinafter referred to as the “Deadline”), then the term of this Lease shall terminate upon the Deadline unless prior to the Deadline Tenant shall give notice to the Landlord that Tenant then elects to continue the term of this Lease thereafter, and if Tenant shall so elect then this sentence shall thereafter be void and of no further force or effect.

(B) Landlord shall maintain such fire and casuals insurance with respect to the Demised Premises as shall from time to time be required by the holder of a first mortgage upon the Entire Parcel. The cost to Landlord of any insurance which Landlord shall maintain with respect to the Demised Premises, the Building and/or the Entire Parcel, including, without limitation, fire, so-called extended coverage, rent insurance, agreed amount, inflation guard, all risk and/or difference-in-conditions coverage, and general comprehensive public liability insurance, is herein referred to as “Landlord’s Insurance Cost”.

The determination of Landlord’s insurance agent with respect to the amount of any excess insurance premiums pursuant to Section 9-B shall be conclusive and finally determinative for purposes hereof. Nothing in this Section (B) shall be deemed to limit in any way the obligations of Tenant contained in this Lease with respect to the maintaining of any type of insurance whatsoever.

(C) Tenant shall not do, or suffer to be done, or keep, or suffer to be kept, or omit to do, anything in, upon or about the Demised Premises, the Building and/or the Entire Parcel which may prevent the obtaining of any insurance on, or with respect to the Demised Premises, the Building and/or the Ensure Parcel or on any property therein, including, without limitation, fire, extended coverage, public liability insurance and any other insurance referred to in Section (A) hereof, or which may make void or voidable any such insurance or which may create any extra premiums for, or increase the rate of, any such insurance. If anything shall be done or kept omitted to be done in, upon or about the Demised Premises which shall create any increased or extra premiums for or increase the rate of, any such insurance, then, in addition to all other rights and remedies which Landlord may have as a result thereof, Tenant shall pay the increased cost of the same to Landlord upon demand. In determining whether extra or increased premiums are the result of Tenant’s use of the Demised Premises a Schedule issued by the organization making the rates applicable to the Demised Premises, or a certificate of Landlord’s insurance agent, showing the components of such rates, shall be conclusive evidence of the items and charges which comprise the rate of any such insurance and any increase therein and extra charge therefore.

14. EMINENT DOMAIN:

(A) If after the execution of this Lease and prior to the expiration of the term of this Lease the whole of the Demised Premises shall be taken under the power of eminent domain, or acquired for any public or quasi-public use by deed in lieu thereof, then the term of this Lease shall cease as of the time when Landlord shall be divested of its title in the Demised Premises, and Minimum Rent shall be apportioned and adjusted as of time of termination.

(B) If only a part of the Entire Parcel shall be taken under the power of eminent domain, or acquired for any public or quasi-public use by deed in lieu thereof and if as a result thereof the paved area of the Entire Parcel shall be reduced by more than twenty percent (20%) or the ground floor area of the Building shall be reduced by more than ten percent (10%), and the part remaining shall not be reasonably adequate for the operation of business conducted in the Demised Premises to uses permitted hereby prior to the taking, either Landlord or Tenant may, at its election terminate the term of this Lease by giving the other notice of the exercise of its election within twenty (20) days after it shall receive notice of such taking, and termination shall be effective as of the time that possession of the part so taken shall be required for public or quasi-public use, and Minimum Rent shall be apportioned and adjusted as of the time of termination. If only a part of the Demised Premises shall be taken under the power of eminent domain or so acquired and if the term of this Lease shall not be terminated as aforesaid, then provided the Tenant continues to have reasonably adequate parking, the term of this Lease shall continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and restore what may remain of the Entire Parcel and the demised Premises subject to reduction in area as a result thereof and subject to then existing building and zoning codes, and a just proportion of the Minimum Rent, according to the nature and extent of the injury to the Demised Premises, shall be suspended or abated until what may remain of the Demised Premises shall be put into such condition by Landlord, and thereafter a proportion of the Minimum Rent shall be abated for the balance of the term of this Lease, said proportion to be computed on the basis of the relationship which the ground floor area of the Demised Premises rendered unusable bears to the ground floor area of the Demised Premises immediately prior thereto. Notwithstanding the foregoing Landlord shall not be obligated to make any such repairs and restoration under this Article which shall cost Landlord any amount in excess of such damages as shall be paid to Landlord as the result of such taking or deed and not required to be paid by Landlord or the holders of any mortgages upon the Entire Parcel.

(C) Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any such act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to pay over to Landlord any damages that may be recovered in said proceeding. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for movable trade fixtures installed by Tenant or any person claiming under Tenant at the sole cost of Tenant or any person claiming under Tenant.

15. DEFAULTS:

(A) All rent (minimum and additional) and other charges and amounts due and payable under this Lease from Tenant to Landlord shall be payable and paid without demand and without any deduction, defense, counterclaim or set-off whatsoever. If Landlord shall default under this Lease, Tenant’s sole remedies shall be injunctive relief and/or damages, and Tenant shall not have the right to terminate this Lease or withhold any rent, charge or amount hereunder as a result thereof. A default by the Tenant under this Lease shall be deemed a default under all other Leases Tenant or its affiliates may now have or subsequently enter into with Landlord.

(B) (1) If Tenant shall default in the payment of any rent or other payments required of Tenant and such default shall continue for five (5) days after written notice thereof by Landlord together with reasonably detailed description of default, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said non-monetary default within thirty (30) days after receipt of notice of said default from Landlord, or (3) if any person shall levy upon, or take, this Leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant shall make an assignment of its property for the benefit of creditors, or (5) if Tenant shall be declared bankrupt or insolvent according to law, or (6) if any bankruptcy, insolvency, reorganization or arrangement proceedings shall be commenced by Tenant, or (7) if any bankruptcy, insolvency, reorganization or arrangement proceedings shall be commenced against Tenant, or if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant’s property, and shall not be dismissed within thirty (30) days thereafter, or (8) if Tenant shall vacate or abandon the Demised Premises, then, in any of said events, Landlord lawfully and immediately or at any time thereafter, and without any further notice or demand, enter into and upon the Demised Premises or any part thereof in the name of the whole, by force or otherwise, and hold the Demised Premises as if this Lease had not been made, and expel Tenant and those claiming under it and remove its or their property (forcibly, if necessary) without being taken or deemed to be guilty of any manner of any trespass (or Landlord may send written notice to Tenant of the termination of the term of this Lease), and upon entry as aforesaid (or in the event that Landlord shall send to Tenant notice of termination as above provided, on the fifth (5th) day next following the date of the sending of such notice), the term of this Lease shall terminate. A default by Tenant under this Lease shall be deemed a default under all other Leases Tenant may have with Landlord.

(C) In case of any such termination, the entire unpaid rent due for the remaining term of this Lease shall become immediately due and payable upon notice to the Tenant and all other Tenant obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the term of this Lease as originally provided in Article 2 shall become due. It is understood and agreed that at the time of the termination or at any time thereafter, Landlord may rent the Demised Premises upon any terms and conditions as Landlord may in its sole discretion determine, and for a term which may expire after the expiration of the term of this Lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any reasonable expenses incurred by Landlord in connection with obtaining possession of the Demised Premises, with removing from the Demised Premises property of Tenant and persons claiming under it (including, without limitation, warehouse charges), with putting the Demised Premises into good condition for re-letting, and with any re-letting, including, without limitation, reasonable expenses for protecting, redecorating, repairing, restoring, subdividing and altering the Demised Premises, that any monies collected from any re-letting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments then due or which may thereafter become due from Tenant to Landlord and that Tenant shall be responsible to reimburse Landlord for reasonable attorney’s fees and broker’s fees incurred in exercising any of Landlord’s rights under this Lease, including but not limited to actions to recover damages based on the Tenant’s failure to repair, restore or maintain the Demised Premises in good order, repair and condition is as described in this Lease. In the event of any and all defaults of this lease, Tenant shall be thereby in default for any and all leases with landlord.

16. ASSIGNMENT: Tenant shall not assign, mortgage, pledge or otherwise encumber this Lease or any interest therein, or sublet the whole or any part of the Demised Premises, without obtaining on each occasion the written consent of Landlord. The foregoing prohibition against assignment and subletting shall be construed to prohibit an assignment or subletting by operation of law but not if to a wholly owned subsidiary. The foregoing prohibition shall not prohibit the assignment of this Lease, or subletting of the Demised Premises, to a business organization affiliated with Tenant, notwithstanding such assignment, Tenant shall remain fully, primarily and unconditionally liable under this Lease and shall not thereby be released from the performance and observance of all the agreements and conditions on the part of Tenant to be performed or observed hereunder. No assignment under the immediately preceding sentence and no other assignment or other transfer of Tenant’s interest in this Lease to which Landlord may hereafter consent shall be effective unless and until the assignee or transferee thereunder shall deliver to Landlord, in recordable form a copy of the assignment or transfer thereto and the agreement of such assignee or transferee with Landlord to perform and observe all of the terms and conditions on the part of Tenant to be performed or observed under this Lease. A business organization shall be deemed to be affiliated with any corporation (a) if such business organization controls or is controlled by such corporation either directly by ownership or a majority of its voting stock or, if publicly held, of such minority thereof as to give it substantial control of such corporation, or indirectly by ownership of such majority of voting stock of another business corporation so controlling such corporation, or (b) if such business organization is so controlled by another business organization so controlling such corporation, or (c) if such business organization and such corporation are substantially controlled by the same stockholders or their families.

17. WAIVER OF SUBROGATION: Each of Landlord and Tenant hereby releases the other, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty covered by its insurance, even if such fire, or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the releaser’s policies of insurance covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of the releaser to recover thereunder. Each of Landlord and Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as the same is obtainable and is includible without extra cost, or if extra cost is chargeable, therefore, so long as the other party pays such extra cost. If extra cost is chargeable therefore, each party will advise the other thereof and the amount thereof, and the other party at its election, may pay the same but shall not be obligated to do so.

18. SUBORDINATION TO MORTGAGES: Tenant agrees that upon the request of Landlord, Tenant shall subordinate this Lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Demised Premises or any property of which the Demised Premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages. Upon the request of Landlord, Tenant shall execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination none of which may change the terms and conditions hereof, and shall agree, in substance, that, if the holder of any such mortgage or any person claiming thereunder, including, without limitation, a purchaser at foreclosure or by deed in lieu of foreclosure, shall succeed to the interest of Landlord in this Lease, Tenant shall recognize and attorn to, such holder or other person as its Landlord under this Lease, and shall enter into such further agreements with such mortgagee as such mortgagee shall request. Tenant shall also upon request of the Landlord provide to Landlord copies of its financial statement and/or federal and state tax returns for the two (2) years prior to the Commencement Date and for each year that the Tenant is in possession of Demised Premises during the Lease Term or any extension of said Lease Term. Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant’s name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney-in-fact for that purpose. The word ‘‘mortgage” as used herein includes mortgages, deeds of trust and other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Landlord shall provide tenant ten (10) days notice to tenant before invoking this provision.

19. ACCESS TO PREMISES: Landlord shall have the right to enter upon the Demised Premises or any part thereof, without charge, during normal business hours after twenty-four (24) hours notice to the Tenant, to inspect the same, to show the Demised Premises to prospective purchasers, mortgagees or (Tenants during the last nine (9) months), to make or facilitate any repairs, alterations, additions or improvements to the Demised Premises and/or the Building, including, without limitation, to install and maintain in, and remove from, any part of the Demise Premises, pipes, wires and other conduits (but nothing in this Article 19 contained shall obligate Landlord to make any repairs, alterations, additions, or improvements); and Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. For the period commencing nine (9) months prior to the expiration of the term of this Lease, Landlord may maintain “For Lease” signs on the front or any part of the exterior of the Demised Premises. Additionally, the Landlord shall have the right to enter the Demised Premises, in the case of emergency, at anytime.

20. HOLDING OVER: (A) If Tenant or any person claiming under Tenant shall remain in possession of the Demised Premises or any part thereof after the expiration of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to the acceptance of rent by Landlord the person remaining in possession shall be deemed a Tenant-at-sufferance. Such Tenant-at-sufferance shall pay to the Landlord at a rate of four (4) times the rate in effect immediately prior to the expiration of the term for each month it remains in occupancy and the Tenant shall be responsible for all damages and reasonable costs incurred by the Landlord as a result of said holdover.

(B) The Tenant shall have the option to hold over for one (30) day period at lease expiration provided the Tenant has given the Landlord written notice, five (5) months in advance or their intent to do so, pursuant to Section 27. Tenant shall be considered a Tenant at will and shall pay rent equal to the amount paid in the previous month as well as be responsible for all other obligations of the Lease. Should the Tenant hold over for any period beyond the thirty (30) days, Tenant shall be responsible pursuant to Section (a) of this article.

21. WAIVERS: Failure of either party to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by either party of any rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require Landlord’s consent or approval, Landlord’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other, and any two or more or all of such rights and remedies be exercised at the same time.

22. RULES AND REGULATIONS: Tenant shall observe and comply with, and will cause its sub-Tenants and its and their employees and agents, to observe and comply with reasonable rules and regulations from time to time promulgated by Landlord for the benefit and prosperity of the Industrial Park, any, if in which the Demised Premises are situated, including without limitation, the prohibition or restriction of any activities upon the outdoor areas of the Demised Premises other than parking, loading and unloading. However, neither Tenant nor any person claiming under it shall be bound by any such rules and regulations until such time Tenant receives a copy thereof. A copy of such rules and regulations is attached hereto and made a part hereof identified as Exhibit D.

23. QUIET ENJOYMENT: Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably quietly have, hold and enjoy the Demised Premises during the term of this Lease without any manner of hindrance or molestation from Landlord or any person claiming by through or under Landlord, subject however, to the terms of this Lease any instruments having a prior lien.

24. FAILURE OF PERFORMANCE: If Tenant shall make any default or defaults under this Lease and shall fail to cure the same within ten (10) days or thirty (30) days as to the non-rent items, after Landlord gives Tenant notice thereof, then, Landlord may, at its election, immediately or at any time thereafter, without waiving any claim for breach of agreement, and without further notice to Tenant, cure default or defaults for the account of Tenant, except when reasonably deemed necessary by Landlord to prevent injury to person or property Landlord may cure such default without waiting ten (10) days or thirty (30) days as applicable to the form of default, but after notice to Tenant, and, in either case, the cost to Landlord thereof: shall be deemed to be additional rent due upon demand shall be added to the installment of rent next accruing or to any subsequent installment of rent, at the election of Landlord. Landlord warrants that it has title, power, and rights to enter into and deliver the lease.

25. MISCELLANEOUS:

(A) The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in the Lease, shall mean, where the context requires or admits the persons named herein as Landlord and as Tenant, respectively, their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural masculine, feminine or neuter. Except as hereinafter provided otherwise, the agreements and conditions in this Lease contained on the part of Landlord to be performed or observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed or observed shall be binding upon Tenant and its heirs, legal representatives, successors and assigns shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns. Two persons shall be deemed affiliated if (i) one controls the other either directly by ownership of a majority of its voting stock or of such minority thereof as to give it substantial control of the other, or indirectly by ownership of such a majority of the voting stock of a third company so controlling the other or (ii) if or controlled by a third company (or by individuals) so controlling the other. The word “Landlord”, as used herein, means only the owner for the time being of Landlord’s interest in this Lease, that is, in the event of any transfer of Landlord’s interest in this lease transferor shall cease to be liable and shall be released from all liability for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after said transfer the transferee shall be liable for performance and observance of said agreements and conditions. If Tenant shall consist of more than one (1) person or if there shall be a guarantor of Tenant’s obligations, then the liability of all such persons, including the guarantor, if any, shall be joint and several and the word “Tenant”, as used in clauses (4) (5), (6), and (7) of Section (B) of Article 15 of the Lease, shall be deemed to mean any one of such persons. No trustee, shareholder or beneficiary of any trust and no partner, venturer or participant in any joint venture or partnership and no individual, group of individuals, partnership, joint venture, trust, corporation or other entity (and no officer or director thereof) who or which hold Landlord’s or tenant’s interest in this Lease shall be personally liable for any of the agreements, express or implied, hereunder, except that such agreements shall, as the case may be, be binding (i) upon the trustees of said trust as trustees, but not individually, and upon the trust estate, or (ii) upon an individual, group of individuals jointly and severally, joint venture, partnership, corporation or other entity only to the extent of his, its or their ownership interest in the Demised Premises, and subject to the prior rights of the holders of any mortgages upon the Demised Premise and/or the Entire Parcel and/or premises of which the Entire Parcel is a part.

(B) It is agreed that if any provisions of this Lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provisions of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

(C) This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

(D) At any time after the commencement of the term of this Lease and within five (5) days after receipt by Tenant of a written request from Landlord, Tenant shall acknowledge in writing to Landlord or any mortgagee or prospective mortgagee or other person designated by Landlord that all the construction required of Landlord has been completed, if such be the case and if not referencing incomplete items that Tenant has accepted possession of the Demised Premises, that Landlord is not in default under this Lease, if such be the case, or otherwise specifying each such default in detail, that Tenant has no right of set-off against rents for any reason and no defenses against the enforcement of any provision in this Lease contained, that no rentals have been paid in advance except for the then current month and for the security deposit so provided in Article 5, that this Lease is in full force and effect and has not been assigned or amended in any way and any other information reasonably requested.

(E) Wherever in this Lease provision is made for the doing of any act by any person it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

(F) The Tenant shall not record this Lease with the any registry of deeds or office of the land court or record any Notice of Lease referencing this Lease or describing the Demised Premises. If the precise calendar date on which the term of this Lease commences shall not be specified therein, then at the request of either party the other party shall execute, acknowledge and deliver any instrument amending the foregoing instrument of record to give notice of the precise calendar date on which the term of this Lease commenced and shall terminate.

(G) This instrument shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

26. DELAYS: In any case where either party hereto is required to do any act other than the payment of money, delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, material or equipment, government regulations or other causes beyond such party’s reasonable control shall not be counted in determining the time during which such work shall be completed, whether such time be designated by a fixed time or “a reasonable time”. In any case where work is to be paid for out of insurance proceeds or condemnation awards due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards.

27. NOTICES: All notices and other communications permitted, authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prep id. If given to Tenant, the same shall be mailed to Tenant at

RXi Pharmaceuticals Corporation

1500 West Park Drive

Suite 210

Westborough, MA 01581

and if given to Landlord, the same shall be mailed to Landlord at:

257 Simarano LLC

5 Mount Royal Avenue

Marlborough, MA 01752

28. CAPTIONS: The captions used as headings for the various Articles of this Lease are used only as a matter of convenience for reference, and are not to be considered a part of this Lease or to be used in determining the intent of the parties of this Lease.

29. BROKERS COMMISSION: Tenant hereby represents and warrants to Landlord that Tenant has dealt with no brokers in connection with this Lease other than those from O’Brien Commercial Properties, Inc. Tenant shall save Landlord harmless from, and indemnify Landlord against, all loss or damage (including without limitation the cost of defending same) arising from any claim by any brokers alleging they have dealt with Tenant.

30. RENT ESCALATION: Commencing with the beginning of the second year of the term hereof and each year thereafter, the Minimum Rent being paid hereunder as shown on Page 1 on this Lease shall be increased as follows:

$107,709.50 Is the minimum rent for year 1

$110,940.78 Is the minimum rent for year 2

$114,269.06 Is the minimum rent for year 3

$117,697.00 Is the minimum rent for year 4

$121,227.98 Is the minimum rent for year 5

31. TENANT IMPROVMENTS: Entire space shall be delivered in “as-is” broom-clean condition including the following:

Enlarge the reception area by “expanding” the front entrance of the space and wall 10+/- feet

(and removal of door frame and side walls “headed-off” leading to the main office area)

Paint the walls in the office and lab spaces with color choice of tenant

Dedicated bathrooms to be professionally cleaned and painted

Upper cupboards to be removed if necessary to fit Tenant’s refrigerator

Suite 104 to be cleaned and painted with color choice by tenant

Suite 104 closet doors shall be repaired to working condition

Tenant color choices shall be subject to Landlord approval

32. JURY WAIVER: The Tenant and the Landlord each hereby knowingly, voluntarily, and intentionally waive any and all rights to a trial by jury in any action or proceeding in connection with this Lease, the obligations, all matters contemplated hereby and documents executed in connection herewith.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this instrument, under seal, all as of the day and year first above written.

/s/ Eric O’Brien		/s/ Geert Cauwenbergh
257 Simarano, LLC		RXi Pharmaceuticals Corporation
Its:	Managing Member	Its:	President & CEO

/s/ David Stubblebine
Brighton Properties, LLC
Its:	Manager

/s/ David Stubblebine
Robert Stubblebine 1, LLC
Its:	Manager

/s/ James Stubblebine
Robert Stubblebine 2, LLC
Its:	Manager